UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	January 31, 2012 (January 27, 2012)

Park National Corporation
(Exact name of registrant as specified in its charter)

Ohio	1-13006	31-1179518
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 North Third Street, P.O. Box 3500, Newark, Ohio	43058-3500
(Address of principal executive offices)	(Zip Code)

(740) 349-8451
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 – Results of Operations and Financial Condition

The financial disclosure for the two fiscal years in the two-year period ended December 31, 2011 included in “Item 8.01 – Other Events” of this Current Report on Form 8-K is incorporated herein by reference.

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On January 23, 2012, the Board of Directors of Park National Corporation (“Park”), in consultation with management, the Securities and Exchange Commission (“SEC”) and Crowe Horwath (“Crowe”), Park’s independent registered public accounting firm, determined that Park’s previously issued audited consolidated financial statements incorporated by reference in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, filed on February 28, 2011 (the “2010 Form 10-K”), and our unaudited consolidated financial statements contained within the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011 should be revised. Accordingly, a Current Report on Form 8-K was filed on January 23, 2012 announcing such decision (the “January 23, 2012 Form 8-K”). Park stated in the January 23, 2012 Form 8-K that the revisions would either be characterized as a change in accounting principle or the correction of an error based upon the outcome of further discussions with the SEC and Crowe.

On January 27, 2012, management, in consultation with Crowe, determined that the revision announced on January 23, 2012 is more appropriately characterized as a correction of an error in the applicable financial statements and thus a restatement of those prior financial statements was required. Accordingly, (i) Park’s previously-issued audited consolidated financial statements incorporated by reference in the 2010 Form 10-K; and (ii) Park’s unaudited consolidated financial statements contained within the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011, should no longer be relied upon and Park will file a Form 10-K/A for the year ended December 31, 2010 and Forms 10-Q/A for the applicable periods in 2011. Specifically, Park’s financial statements for the year ended December 31, 2010 and the Report of Management on Internal Control Over Financial Reporting as of December 31, 2010, and the related auditor’s reports thereon, previously filed in Park’s 2010 Form 10-K, should no longer be relied upon.

As contemplated by the disclosure in Park’s Current Report on Form 8-K filed December 14, 2011, during December 2011 management of Park amended the FRY-9C Report for Park and the Call Report for Vision Bank, Park’s wholly-owned Florida state-chartered bank, for the year ended December 31, 2010 and each of the quarterly periods ended March 31, 2011, June 30, 2011, and September 30, 2011. The amendment to the FRY-9C Report and the Call Report for the year ended December 31, 2010 consisted of an increase to the loan loss provision of $19.0 million for the year ended December 31, 2010, which was needed to fully write off the amount of guarantor support which had been questioned by the Florida Office of Financial Regulation (the “OFR”) and the Federal Deposit Insurance Corporation (the “FDIC”).

The restatement of the previously-issued audited consolidated financial statements for the fiscal year ended December 31, 2010, incorporated by reference in the 2010 Form 10-K, is a result of the timing of the recognition of loan loss provision and other related valuation issues pertaining to impaired credits and other real estate owned (“OREO”). The restatement will involve a larger increase to the loan loss provision for the fiscal year ended December 31, 2010, than the $19.0 million previously announced. The restatement is expected to reflect some OREO devaluations, as well as some additional loan loss provisions related to impaired commercial loans which were previously identified, but deemed to be immaterial. The impact to the quarterly periods in 2011 is to reverse provisions for loan losses and OREO devaluations that are being reported in the restated audited consolidated financial statements for the year ended December 31, 2010. The financial information to be restated in Park’s audited consolidated financial statements for the fiscal year ended December 31, 2010 and the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 is specific to Vision Bank only. For additional information regarding the current estimate of the financial information to be reflected in the restatements, see “Item 8.01 – Other Events” of this Current Report on Form 8-K below.

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Management of Park will amend the FRY-9C Report for Park and the Call Report for Vision Bank for the year ended December 31, 2010 and each of the quarterly periods in 2011 to reflect the additional adjustments related to OREO devaluations and the provision for loan losses.

Evaluation of Disclosure Controls and Procedures

On January 27, 2012, management, in consultation with Crowe, determined that a second material weakness in internal control over financial reporting existed at December 31, 2010. A material weakness is a deficiency in internal control over financial reporting such that there is a reasonable possibility that a material misstatement would not be prevented or detected in a timely manner.

Management records the Allowance for Loan Losses (“ALL”) in accordance with Generally Accepted Accounting Principles (“GAAP”), specifically, ACS 310-10, Receivables – Overall, which requires that management’s estimate of expected future cash flows be based on reasonable and supportable assumptions and projections. In the case of impaired loans that are not collateral dependent, management is permitted under GAAP to use the estimated present value of future cash flows approach. At times, management was using expected future cash flows from borrowers and guarantors, as to whom we were in litigation, as part of determining those future estimated cash flows.

Management has determined that reliance on expected future cash flows, which may require protracted litigation to actually be received, is inappropriate given the difficulty in obtaining objective verifiable evidence supporting a conclusion as to the amount and timing of the expected cash flows. GAAP requires that our assumptions be “reasonable and supportable” and the facts and circumstances around the existence of protracted litigation make this assumption more difficult to support.

Management has determined that the present value of expected cash flows approach should not have been used with respect to these loans and instead, impairment of these loans should have been calculated based on the fair value of the underlying collateral. Based on this conclusion and the determination that fiscal 2010 results should be restated to increase the loan loss provision, management has determined that a material weakness in internal control over financial reporting existed at December 31, 2010.

As of the date of the filing of this Current Report on Form 8-K, when calculating impairment under ASC 310, management no longer relies on expected cash flows from guarantors where litigation is required to collect those cash flows.

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Update on Previously-Announced Material Weakness That Existed at December 31, 2010

As explained in Park’s Amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2010, filed October 11, 2011 (the “2010 10-K/A”), management determined that a previously recognized significant deficiency was more appropriately categorized as a material weakness. Specifically, management utilized the work of a third-party contractor, which was not a licensed appraiser, when calculating the fair value of collateral for certain impaired loans and the fair value of certain OREO held by Vision Bank, and management did not have sufficient documentation to support the estimates of this third-party contractor. In addition, management had relied on internal estimates of collateral value when calculating specific reserves for impaired loans at Vision Bank when, at times, such internal estimates were outdated.

During 2011, management made significant process improvements in an effort to address the material weakness. These process improvements included the following:

•	Management has discontinued the use of value-related information received from the third-party contractor. While management continues to consult with this third-party contractor on the current status of loan workouts and progress related to the pursuit of legally bound borrowers and guarantors, management no longer utilizes the third-party contractor’s estimates of value to determine the specific reserves that should be established on impaired loans.
•	Management has discontinued the use of information received from the third-party contractor to value OREO properties. Currently, OREO properties are valued based on external appraisals that are no more than 12 months old and are prepared by external licensed appraisers.
•	Management has discontinued the use of retail lot values (discounted by management’s standard bulk sale discount) on lot development projects and is now utilizing the bulk sale value provided by external licensed appraisers, which in certain cases applies a larger discount.
•	In addition to the real estate appraisal policy in place as of December 31, 2010, management has enhanced its commercial loan policy to formalize the requirements for the frequency and dollar threshold for which updated real estate appraisals are to be obtained from qualified licensed appraisers with respect to impaired loans and OREO properties. This enhancement to the commercial loan policy also discusses those situations where internally prepared valuations (“IPVs”) are considered appropriate, the documentation that should accompany IPVs and the frequency of evaluating the accuracy of the assumptions and data used in the IPV estimates.

As of the filing of this Current Report on Form 8-K, management believes that the enhancements to Park’s internal control processes have resolved this previously-announced material weakness that existed as of December 31, 2010. Park’s Board of Directors and management continue to address Park’s credit administration and expect additional enhancements during 2012.

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Item 8.01 – Other Events

In the January 23, 2012 Form 8-K, management reported that Park’s cumulative net income for the two-year period ended December 31, 2011 was estimated to be $142.8 million prior to any revisions or restatement. After the restatement of results for the fiscal year ended December 31, 2010 and each quarterly period in 2011, Park’s cumulative net income for the two-year period ended December 31, 2011 is expected to remain at $142.8 million. Therefore, the impact of the restatement of the affected financial statements is simply to reflect the timing of the recording of expenses during 2010 and 2011 at Vision Bank. The restated financial results for the fiscal year ended December 31, 2010 will impact only the fourth quarter of 2010.

The tables below provide the results of operations for the year ended December 31, 2010 and the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011 as originally filed and as restated, as well as a preliminary estimate of results for the quarterly period and year ended December 31, 2011:

(in thousands – as originally filed)	Year ended December 31, 2010	Quarter ended March 31, 2011	Quarter ended June 30, 2011	Quarter ended September 30, 2011
Net interest income	$274,044	$69,313	$70,022	$67,620
Provision for loan losses	64,902	13,500	23,900	18,525
Other income	65,632	13,171	13,236	16,927
Gain on sale of securities	11,864	6,635	15,362	3,465
Other expense	187,107	46,346	47,007	45,599
Income before taxes	$99,531	$29,273	$27,713	$23,888
Federal income taxes	26,475	7,895	7,396	5,579
State income taxes	(1,161)	-	-	-
Net income	$74,217	$21,378	$20,317	$18,309
Preferred stock dividends and accretion	5,807	1,464	1,464	1,464
Net income available to common shareholders	$68,410	$19,914	$18,853	$16,845
Earnings per common share:
Basis	$4.51	$1.29	$1.22	$1.09
Diluted	$4.51	$1.29	$1.22	$1.09

(in thousands)	Year ended December 31, 2010 (restated)	Quarter ended March 31, 2011 (restated)	Quarter ended June 30, 2011 (restated)	Quarter ended September 30, 2011 (restated)	Quarter ended December 31, 2011 (Preliminary estimate)	Year ended December 31, 2011 (Preliminary estimate)
Net interest income	$274,044	$69,313	$70,022	$67,620	$66,279	$273,234
Provision for loan losses	87,080	14,100	12,516	16,438	16,218	59,272
Other income	63,016	15,030	15,138	18,027	17,885	66,080
Gain on sale of securities	11,864	6,635	15,362	3,465	3,367	28,829
Other expense	187,107	46,346	47,007	45,599	49,365	188,317
Income before taxes	$74,737	$30,532	$40,999	$27,075	$21,948	$120,554
Federal income taxes	17,797	8,336	12,046	6,694	2,651	29,727
State income taxes	(1,161)	-	-	-	6,088	6,088
Net income	$58,101	$22,196	$28,953	$20,381	$13,209	$84,739
Preferred stock dividends and accretion	5,807	1,464	1,464	1,464	1,464	5,856
Net income available to common shareholders	$52,294	$20,732	$27,489	$18,917	$11,745	$78,883
Earnings per common share:
Basis	$3.45	$1.35	$1.79	$1.23	$0.76	$5.12
Diluted	$3.45	$1.35	$1.79	$1.23	$0.76	$5.12

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The table below provides the amount of adjustment to each financial statement line item for (i) the year ended December 31, 2010; (ii) the quarterly periods ended March 31, 2011, June 30, 2011 and September 30, 2011; and (iii) the nine months ended September 30, 2011:

(in thousands)	Year ended December 31, 2010 (amount of adjustment)	Quarter ended March 31, 2011 (amount of adjustment)	Quarter ended June 30, 2011 (amount of adjustment)	Quarter ended September 30, 2011 (amount of adjustment)	Nine months ended September 30, 2011 (amount of adjustment)
Net interest income	$—	$—	$—	$—	$—
Provision for loan losses	22,178	600	(11,384)	(2,087)	(12,871)
Other income	(2,616)	1,859	1,902	1,100	4,861
Gain on sale of securities	—	—	—	—	—
Other expense	—	—	—	—	—
Income before taxes	$(24,794)	$1,259	$13,286	$3,187	$17,732
Federal income taxes	(8,678)	441	4,650	1,115	6,206
State income taxes	—	—	—	—	—
Net income	$(16,116)	$818	$8,636	$2,072	$11,526
Preferred stock dividends and accretion	—	—	—	—	—
Net income available to common shareholders	$(16,116)	$818	$8,636	$2,072	$11,526
Earnings per common share:
Basis	$(1.06)	$0.05	$0.56	$0.13	$0.75
Diluted	$(1.06)	$0.05	$0.56	$0.13	$0.75

The amount of adjustment described above for the year ended December 31, 2010, reflects all adjustments to appropriately reflect the provision for loan losses, OREO devaluations (included in other income) and the related income taxes impact. Of the $4.9 million originally recorded as OREO devaluations during the first nine months of 2011, $2.3 million have been restated as provision for loan losses as of December 31, 2010, as the property had not been foreclosed upon and was recorded as a loan on the balance sheet at December 31, 2010. The remaining $2.6 million of the $4.9 million will be restated as OREO devaluations in 2010.

Additionally, during the fourth quarter of 2011 Park management had originally expensed approximately $7.1 million ($4.6 million after-tax) related primarily to expected cash flows from guarantors that were written off in the fourth quarter of 2011. As a result of the restatement, these expenses are now reflected in the 2010 financial results.

Management continues to expect to issue a News Release announcing the results for the fiscal year ended December 31, 2011 on or about February 7, 2012.

Regulatory Action

On January 30, 2012, Park was notified by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) that the Federal Reserve does not object to the consummation of the proposal submitted to them by Park’s management on November 23, 2011 (the “Vision Bank – SE LLC Merger Proposal”). In the Vision Bank – SE LLC Merger Proposal, Park requested to be permitted to merge Vision Bank (as then comprised at the time of the merger) with and into SE Property Holdings, LLC (“SE LLC”), a nonbank subsidiary of Park, and sought approval from the Federal Reserve to permit SE LLC to conduct lending activities, or “extend credit” as defined by 12 CFR 225.28(b)(1).

Park expects the previously announced sale of substantial assets of Vision Bank to, and the assumption of deposit liabilities by, Centennial Bank, the Arkansas state chartered wholly-owned bank subsidiary of Home Bancshares, Inc., to be closed during the first quarter of 2012.

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SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Park cautions that any forward-looking statements contained in this Current Report on Form 8-K or made by management of Park are provided to assist in the understanding of anticipated future financial performance. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management's expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include, without limitation: deterioration in the asset value of Park's loan portfolio may be worse than expected due to a number of factors, such as adverse changes in economic conditions that impair the ability of borrowers to repay their loans, the underlying value of the collateral could prove less valuable than assumed and cash flows may be worse than expected; Park's ability to sell OREO properties at prices as favorable as anticipated; Park's ability to execute its business plan successfully and within the expected timeframe; general economic and financial market conditions, and weakening in the economy, specifically the real estate market and credit market, either nationally or in the states in which Park and its subsidiaries do business, may be worse than expected which could decrease the demand for loan, deposit and other financial services and increase loan delinquencies and defaults; changes in interest rates and prices may adversely impact the value of securities, loans, deposits and other financial instruments and the interest rate sensitivity of our consolidated balance sheet; changes in consumer spending, borrowing and saving habits; our liquidity requirements could be adversely affected by changes in our assets and liabilities; competitive factors among financial institutions increase significantly, including product and pricing pressures and our ability to attract, develop and retain qualified bank professionals; the nature, timing and effect of changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries, including changes in laws and regulations concerning taxes, accounting, banking, securities and other aspects of the financial services industry, specifically the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), as well as future regulations which will be adopted by the relevant regulatory agencies, including the Consumer Financial Protection Bureau, to implement the Dodd-Frank Act’s provisions; the effect of changes in accounting policies and practices, as may be adopted by the Financial Accounting Standards Board, the SEC, the Public Company Accounting Oversight Board and other regulatory agencies, and the accuracy of our assumptions and estimates used to prepare our financial statements; the effect of fiscal and governmental policies of the United States federal government; adequacy of our risk management program; a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors and other service providers, including as a result of cyber attacks; demand for loans in the respective market areas served by Park and its subsidiaries; closing of the transactions with Home BancShares, Inc. and Centennial Bank contemplated by the Purchase and Assumption Agreement dated November 16, 2011, which is dependent on the receipt of regulatory and other approvals and the satisfaction of specified conditions for closing, the timing of which cannot be predicted at this point; and other risk factors relating to the banking industry as detailed from time to time in Park's reports filed with the Securities and Exchange Commission including those described in "Item 1A. Risk Factors" of Part I of Park's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and in “Item 1A. Risk Factors” of Part II of Park’s Quarterly Report on Form 10-Q for the period ended September 30, 2011. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK NATIONAL CORPORATION

Dated: January 31, 2012	By:	/s/ John W. Kozak
John W. Kozak
Chief Financial Officer

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